Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • February 2016



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: February 2016

Currencies: The U.S. dollar weakened against its global counterparts as mixed U.S. economic data caused speculation the Federal Reserve could delay an additional increase in interest rates. The Canadian dollar strengthened with a rally in the oil markets. The euro and British pound weakened as concerns of a British exit from the European Union weighed on the currencies.

Energy: Prices in the crude oil markets rose slightly after data showed the number of oil-drilling rigs in the U.S. decreased and on reports OPEC members and Russia agreed to meet to discuss capping crude production at January levels. Natural gas markets fell over 25% due to excess supplies and on forecasts for milder weather across the U.S.

Equities: U.S. and U.K. equity markets finished a volatile month slightly higher after revised data showed fourth-quarter growth in the U.S. economy was stronger than expected; a rally in oil prices also helped lift the equity markets. Concerns about the strength of the Chinese economy caused Asian equity markets to decline.

Fixed Income: Global fixed income markets moved higher on increased demand for safe-haven assets amidst rising concerns about global economic growth and the possibility England might exit the European Union. Volatility in the equity markets added to the demand for fixed income investments.

Grains/Foods: Corn and wheat prices declined as supplies exceeded demand and the USDA forecasted increased plantings. Soybean markets finished lower as supplies increased amidst weak sales and forecasts of low prices for another year. Sugar prices rose over 10% on projections that weather-disrupted supplies may not keep up with overall demand. Cocoa markets rose as inclement weather threatened to reduce supplies from Ghana, the world's second largest cocoa producing country.

Metals: Precious metals prices rose, driven by increased demand for safe-haven assets amidst equity market volatility and a weaker U.S. dollar. Copper and base metal prices rose slightly on expectations of increased demand as China's government announced several tax reductions which could lead to increased property sales. Copper also benefitted from positive U.S. economic data, declining inventories and a weaker U.S. dollar.

A Units
(Closed to New Investments)

			2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
			10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.52%	2.26%	-2.48%	3.79%	-6.93%	-3.79%	3.02%	-1.81%	-1.64%	-4.51%	-0.57%	-0.05%	**-12.95%**
2012	0.00%	0.80%	-2.21%	0.00%	6.19%	-4.88%	3.56%	-1.30%	-2.13%	-5.64%	-0.63%	0.52%	**-6.13%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2016	4.27%	2.95%											**7.35%**

B Units
(Closed to New Investments)

						2003	2004	2005	2006	2007	2008	2009	2010
						7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.58%	2.20%	-2.53%	3.74%	-6.98%	-3.84%	2.96%	-1.86%	-1.69%	-4.57%	-0.62%	-0.11%	**-13.52%**
2012	-0.06%	0.75%	-2.27%	-0.05%	6.13%	-4.93%	3.51%	-1.36%	-2.19%	-5.69%	-0.68%	0.46%	**-6.74%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2016	4.20%	2.94%											**7.27%**

Legacy 1 Units

												2009	2010
												-3.39%	6.09%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.35%	2.37%	-2.21%	3.84%	-6.63%	-3.62%	3.23%	-1.62%	-1.47%	-4.34%	-0.40%	0.14%	**-11.00%**
2012	0.18%	1.00%	-2.03%	0.18%	6.24%	-4.57%	3.73%	-1.10%	-1.93%	-5.45%	-0.44%	0.71%	**-3.96%**
2013	1.66%	-2.68%	1.40%	1.19%	-2.66%	-2.91%	-0.05%	-2.04%	-0.68%	1.79%	2.36%	1.06%	**-1.75%**
2014	-4.59%	1.39%	-2.66%	0.31%	1.08%	0.72%	-0.70%	4.33%	2.35%	0.75%	5.00%	0.73%	**8.64%**
2015	2.91%	-0.04%	0.52%	-3.81%	-1.27%	-4.45%	2.52%	-5.97%	3.28%	-2.10%	3.64%	-5.51%	**-10.44%**
2016	4.27%	3.05%											**7.45%**

Global 1 Units

												2009	2010
												-4.32%	2.88%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.74%	2.00%	-1.85%	2.92%	-6.49%	-3.33%	3.09%	-1.25%	-1.34%	-4.01%	-0.39%	0.06%	**-11.18%**
2012	0.39%	0.96%	-1.97%	0.27%	6.32%	-4.59%	3.85%	-1.15%	-1.85%	-5.36%	-0.43%	0.77%	**-3.30%**
2013	1.69%	-2.63%	1.47%	1.22%	-2.61%	-2.83%	0.00%	-2.00%	-0.63%	1.77%	2.37%	1.16%	**-1.22%**
2014	-4.59%	1.40%	-2.64%	0.36%	1.15%	0.76%	-0.66%	4.27%	2.39%	0.80%	5.31%	0.81%	**9.34%**
2015	2.98%	0.01%	0.56%	-3.84%	-1.27%	-4.43%	2.50%	-6.03%	3.26%	-2.09%	3.51%	-5.49%	**-10.46%**
2016	4.32%	3.16%											**7.62%**

Global 3 Units

												2009	2010
												-6.04%	0.68%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2011	-0.91%	1.76%	-2.01%	2.75%	-6.67%	-3.50%	2.92%	-1.43%	-1.52%	-4.17%	-0.56%	-0.11%	**-13.05%**
2012	0.22%	0.79%	-2.13%	0.10%	6.16%	-4.73%	3.66%	-1.31%	-2.00%	-5.52%	-0.60%	0.60%	**-5.19%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2016	4.24%	3.05%											**7.42%**

A, B and Legacy Units

Trading Performance by Sector


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
FEB
2016

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
21%	9%	21%	33%	10%	6%

Global Units

Trading Performance by Sector


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
FEB
2016

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
21%	9%	21%	33%	10%	6%

Sector Positions at Month-End


Commodities 25%
Financials 75%
Energy 9%
Grains 10%
Metals 6%
Currencies 21%
Equities 21%
Fixed Income 33%
Feb 15
Mar 15
Apr 15
May 15
Jun 15
Jul 15
Aug 15
Sep 15
Oct 15
Nov 15
Dec 15
Jan 16
Feb 16
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.21%	3.60%	5.81%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No Investor should invest more than 10% of his/her net worth.	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No Investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - February 2016	
Total Fund Assets (A,B, Legacy, Global)	$221M
12-Month Return	-8.31%
Average 12-Month Return	14.42%
36-Month Cumulative Return	-2.16%
60-Month Cumulative Return	-22.53%
Compounded Annualized ROR	10.52%
3-Year Compounded Annualized ROR	-0.72%
5-Year Compounded Annualized ROR	-4.98%
10-Year Compounded Annualized ROR	0.96%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 12/15)	-30.40%
Average 1-month Gain	5.84%
Average 1-month Loss	-4.07%
# of Winning Months	170
# of Losing Months	156

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2006 - December 2015		
↑ ↓	Returns were opposite	52 of 120 Months 43%
↑ ↑	Both returned positive performance	42 of 120 Months 35%
↓ ↓	Both returned negative performance	26 of 120 Months 22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.